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                                                                    EXHIBIT 23.7





Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

         Re:  Titanium Metals Corporation
              Registration Form S-1

Gentlemen:

         We are aware that our report dated November 9, 1996 on our review of interim financial information of Titanium Metals Corporation (the "Company"), as of September 29, 1996, and for the nine-month periods ended October 1, 1995 and September 29, 1996, and our report dated November 20, 1996, on our review of the pro forma adjustment reflecting certain transactions and the application of those adjustments to the Company's historical balance sheet as of September 29, 1996 and statements of operations for the year ended December 31, 1995 and the nine-month period ended September 29, 1996, are included in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                             /s/ COOPERS & LYBRAND L.L.P.
                                                 COOPERS & LYBRAND L.L.P.



Denver, Colorado
February 20, 1997